SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 1997

                              OILEX, INC.
        (Exact name of registrant as specified in its charter)

                   Commission File Number:  0-28686




     Nevada                                     33-01944489

(State or other jurisdiction                (IRS Employer
of incorporation or organization)           identification No.)

                  3050 Post Oak Boulevard, Suite 1760
                         Houston, Texas 77056

               (Address of principal executive offices)

                            (713) 629-5998

                     Registrant's telephone number
ITEM 9.  Sales of Equity Securities Pursuant to Regulation S.

On July 17, 1997, the Company initiated a placement of 12% Convertible Debentures Due July 31, 1998, with non-U.S. entities, in the amount of $1,375,000. This placement was arranged by Select Capital Advisors, Inc., which received a commission of 10% plus a 2% unaccountable expense allowance for its services. The terms of the conversion rights are such that the holder of these notes may convert all or a portion of the principal and interest due at any time after 45 days and before one year from the date of closing, into common stock of the Company at the conversion rate of 80% of market price on the date of closing or 80% of the market price on the date of conversion, at the choice of the holder. As of September 5, 1997, a total of $1,090,000 had been committed. This offering is continuing and has not concluded as yet.



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 19, 1997

OILEX, INC.


/s/ Oliver Timmins, III
Oliver Timmins III
President